LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (the "Agreement") is made and entered into on May 30, 2008 between the stockholders set forth on the signature page to this Agreement (each, a "Holder") and Genesis Pharmaceuticals Enterprises, Inc., a Florida corporation (the "Company").

RECITALS

A. The Company has determined that it is advisable and in its best interest to enter into that certain Securities Purchase Agreement, dated May 30, 2008 (the "Purchase Agreement") with the Investors named therein (the "Investors") and certain other parties named therein, pursuant to which the Company will issue and sell in a private offering securities of the Company (the "Offering"). Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement will have the meanings given such terms in the Purchase Agreement.

B. In connection with the Offering, the Company has agreed to provide the Investors certain registration rights, and in furtherance thereof has agreed to file a registration statement to enable the Investors to resell certain of the securities subject of the Offering.

C. It is a condition to the Investors' respective obligations to close under the Purchase Agreement and provide the financing contemplating by the Offering that the Holder execute and deliver to the Company this Agreement.

D. In contemplation of, and as a material inducement for the Investors to enter into, the Purchase Agreement, the Holder and the Company have each agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Effectiveness of Agreement. This Agreement shall become null and void if the Purchase Agreement is terminated prior to its Closing as to all Investors.

2. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

3. Beneficial Ownership. Holder hereby represents and warrants that it does not beneficially own (as determined in accordance with Section 13(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder) any shares of Common Stock, other than those shares of Common Stock specified on its signature page to this Agreement. For purposes of this Agreement the shares of Common Stock beneficially owned by such Holder as specified on its signature page to this Agreement and the shares of Common Stock acquired by such Holder after the date of this Agreement, including any shares of Common Stock such Holder has sole or shared voting power or investment power, and also any shares of Common Stock such Holder has the right to acquire within 60 days, including upon exercise of the Company’s common stock purchase warrants, are collectively referred to as the “Holder’s Shares.”

4. Lockup. From and after the date of this Agreement and through and including the date which is eighteen (18) months following the Effective Date of the initial Registration Statement resulting in Registrable Securities being registered for resale in accordance with the terms and conditions of the Registration Rights Agreement (plus one additional day for each Trading Day following the Effective Date of such Registration Statement during which either (1) the Registration Statement is not effective or (2) the prospectus forming a portion of the Registration Statement is not available for the resale of the Registrable Securities (as defined in the Registration Rights Agreement) required to be covered thereby) (the "Lockup Period"), the Holder irrevocably agrees it will not offer, pledge, encumber, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or announce the offering of, any of its Holder’s Shares (including any securities convertible into, or exchangeable for, or representing the rights to receive, Holder’s Shares).

5. Third-Party Beneficiaries. The Holder and the Company acknowledge and agree that this Agreement is entered into for the benefit of and is enforceable by the Investors and their successors and assigns. The Holder and the Company understand and agree that this Agreement is a material inducement to the willingness of the Investors to enter into the Purchase agreement and the transactions contemplated thereunder, that each of the Company and the Holder receive benefits as a result of the investment into the Company by the Investors.

6. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

7. Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

8. Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

9. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto.

10. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

11. Amendment. This Agreement may not be amended or modified in any manner except by a written agreement executed by each of the parties hereto if and only if such modification or amendment is consented to in writing by the Investors holding a majority in interest of the Common Stock issued or issuable under the Purchase Agreement.

12. Further Assurances. The Company and the Holder shall each do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any Investor or the Transfer Agent or, in the case of the Holder, the Company may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14. Remedies. The Company and the Investors shall have the right to specifically enforce all of the obligations of the Holder under this Agreement (without posting a bond or other security), in addition to recovering damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, each of the Company and the Holder recognize that if it fails to perform, observe, or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company or the Investors. Therefore, the Holder agrees that each of the Company and the Investors shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

15. Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of New York and the federal laws of the United States of America applicable therein. Each party agrees for its benefit and the benefit of the Investors (who are third party beneficiaries to the obligations of the Company and the Holder contained in this Agreement and this Section) as follows: (a) All Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. (b) Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. (c) Each of the Company and the Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. (d) If any party or any Investor shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party (and in the case of an Investor bringing such a Proceeding, the Company and the Holder shall jointly and severally reimburse the Investor) for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement as of the day and year first above written.

/s/ Cao Wubo
Name: Cao Wubo

Number of shares of Common Stock beneficially owned:

GENESIS PHARMACEUTICALS ENTERPRISES, INC.

By:	/s/ Cao Wubo
Name: Cao Wubo
Title: Chief Executive Officer